                                                                     Exhibit (b)

                                  GIANT 5 FUNDS

                          (A Delaware Statutory Trust)

                                     BY-LAWS

                                November 9, 2005

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                                TABLE OF CONTENTS

ARTICLE 1 OFFICES AND SEAL ................................................    1
   Section 1. Principal Office ............................................    1
   Section 2. Delaware Office .............................................    1
   Section 3. Other Offices ...............................................    1
   Section 4. Seal ........................................................    1

ARTICLE 2 TRUSTEES ........................................................    2
   Section 1.  Powers .....................................................    2
   Section 2.  Number of Trustees .........................................    2
   Section 3. Vacancies ...................................................    2
   Section 4. Chair .......................................................    2
   Section 5. Meetings ....................................................    2
   Section 6. Quorum ......................................................    2
   Section 7. Action without a Meeting ....................................    3
   Section 8. Fees and Compensation of Trustees ...........................    3

ARTICLE 3 COMMITTEES ......................................................    3
   Section 1. Organization ................................................    3
   Section 2. Executive Committee .........................................    3
   Section 3. Nominating Committee ........................................    3
   Section 4. Audit Committee .............................................    4
   Section 5. Other Committees ............................................    4
   Section 6. Proceedings and Quorum ......................................    4
   Section 7. Fees and Compensation of Committee Members ..................    4

ARTICLE 4 OFFICERS ........................................................    4
   Section 1. General .....................................................    4
   Section 2. Election, Tenure and Qualifications of Officers .............    4
   Section 3. Vacancies and Newly Created Offices .........................    5
   Section 4. Removal and Resignation .....................................    5
   Section 5. President ...................................................    5
   Section 6. Vice President ..............................................    5
   Section 7. Treasurer and Assistant Treasurers ..........................    5
   Section 8. Secretary and Assistant Secretaries .........................    6
   Section 9. Subordinate Officers ........................................    6
   Section 10. Compensation of Officers ...................................    6
   Section 11. Surety Bond ................................................    6

ARTICLE 5 MEETINGS OF SHAREHOLDERS ........................................    7
   Section 1. Annual and Regular Meetings .................................    7
   Section 2. Special Meetings ............................................    7
   Section 3. Notice of Meetings ..........................................    7
   Section 4. Validity of Proxies .........................................    8
   Section 5. Place of Meeting ............................................    8


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
   Section 6. Action without a Meeting ....................................    8

ARTICLE 6 SHARES IN THE TRUST .............................................    9
   Section 1. Certificates ................................................    9
   Section 2. Non-Transferability of Shares ...............................    9

ARTICLE 7 CUSTODY OF SECURITIES ...........................................    9
   Section 1. Employment of a Custodian ...................................    9
   Section 2. Termination of Custodian Agreement ..........................    9
   Section 3. Other Arrangements ..........................................    9

ARTICLE 8 FISCAL YEAR AND ACCOUNTANT ......................................    9
   Section 1. Fiscal Year .................................................    9
   Section 2. Accountant ..................................................   10

ARTICLE 9 AMENDMENTS ......................................................   10
   Section 1. General .....................................................   10

ARTICLE 10 MISCELLANEOUS ..................................................   10
   Section 1. Inspection of Books .........................................   10
   Section 2. Severability ................................................   10
   Section 3. Headings ....................................................   10


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

                                     BY-LAWS

                                       OF

                                  GIANT 5 FUNDS

                          (A Delaware Statutory Trust)

These By-Laws of Giant 5 Funds (the "Trust"), a Delaware statutory trust, are subject to the Declaration of Trust of the Trust dated November 9, 2005, as from time to time amended, supplemented or restated (the "Declaration of Trust"). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control. Capitalized terms used herein have the same meaning as in the Declaration of Trust.

                                    ARTICLE 1
                                OFFICES AND SEAL

SECTION 1. PRINCIPAL OFFICE.

The principal office of the Trust shall be located at 128 South Tejon Street, Suite 150, Colorado Springs, Colorado 80903 or such other location as the Trustees may from time to time determine.

SECTION 2. DELAWARE OFFICE.

The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware and in any case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

SECTION 3. OTHER OFFICES.

The Trust may establish and maintain other offices and places of business as the Trustees may from time to time determine.

SECTION 4. SEAL.

The Trustees may adopt a seal which shall be in such form and have such inscription as the Trustees may from time to time determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document, provided that the failure to affix the seal shall not affect the validity or effectiveness of any document.


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                                    ARTICLE 2
                                    TRUSTEES

SECTION 1. POWERS.

Subject to the applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

SECTION 2. NUMBER OF TRUSTEES.

The exact number of Trustees within the limits specified in the Declaration of Trust shall be fixed from time to time by a resolution of the Trustees.

SECTION 3. VACANCIES.

Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust.

SECTION 4. CHAIR.

The Trustees shall have the power to appoint from among the members of the Board of Trustees a Chair. Such appointment shall be by majority vote of the Trustees. Such Chair shall serve until his or her successor is appointed or until his or her earlier death, resignation or removal. The Chair shall preside at meetings of the Trustees and shall, subject to the control of the Trustees, perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration of Trust or these By-Laws, consistent with his or her position. The Chair need not be a Shareholder.

SECTION 5. MEETINGS.

Meetings of the Trustees may be held at such places and such times as the Trustees may from time to time determine. Such meetings may be called orally or in writing (including by electronic transmission) by the Chairman of the Trustees or by any other Trustee. Each Trustee shall be given at least twenty four hours' notice of any meeting unless such Trustee has waived the notice requirement by written instrument executed or by electronic transmission sent before, at or after such meeting or if such Trustee attends the meeting.

SECTION 6. QUORUM.

One third of the Trustees then in office being present in person or by proxy shall constitute a quorum for the transaction of business. Except as otherwise provided by the 1940 Act or other applicable law, the Declaration of Trust, or these By-Laws, any action to be taken by the Trustees on behalf of the Trust or any Series or Class may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time.


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SECTION 7. ACTION WITHOUT A MEETING.

Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office, as provided in Article 5, Section
5.12.3 of the Declaration of Trust. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees.

SECTION 8. FEES AND COMPENSATION OF TRUSTEES.

As provided by Article 5, Section 5.10.5 of the Declaration of Trust, each Trustee may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.

                                    ARTICLE 3
                                   COMMITTEES

SECTION 1. ORGANIZATION.

As provided in Article 5, Section 5.10.3 of the Declaration of Trust, the Trustees may designate one or more committees of the Trustees. The Chairmen of such committees shall be elected by the Trustees. The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Trustees. All members of such committees shall hold office at the pleasure of the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may delegate to these committees any of their powers, subject to the limitations of applicable law.

SECTION 2. EXECUTIVE COMMITTEE.

As provided by Article 5, Section 5.10.3 of the Declaration of Trust, the Trustees may elect from their own number an Executive Committee which shall have any or all the powers of the Trustees when the Trustees are not in session. The Chairman of the Trustees shall be a member of the Executive Committee.

SECTION 3. NOMINATING COMMITTEE.

Pursuant to the powers granted in Article 5, Section 5.10.3 of the Declaration of Trust, the Trustees may elect from their own number a Nominating Committee composed entirely of Trustees who are not Interest Persons which shall have the power to select and nominate Trustees who are not Interested Persons, and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees.


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SECTION 4. AUDIT COMMITTEE.

Pursuant to the powers granted in Article 5, Section 5.10.3 of the Declaration of Trust, the Trustees may elect from their own number an Audit Committee composed entirely of Trustees who are not Interested Persons which shall have the power to review and evaluate the audit function, including recommending an independent registered public accounting firm, and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees.

SECTION 5. OTHER COMMITTEES.

The Trustees may appoint other committees in accordance with Article 5, Section
5.10.3 of the Declaration of Trust. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Trustees, but shall not exercise any power which may lawfully be exercised only by the Trustees or a committee thereof.

SECTION 6. PROCEEDINGS AND QUORUM.

In the absence of an appropriate resolution of the Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members present at the meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member.

SECTION 7. FEES AND COMPENSATION OF COMMITTEE MEMBERS.

Each committee member may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.

                                    ARTICLE 4
                                    OFFICERS

SECTION 1. GENERAL.

The officers of the Trust shall be a President, a Treasurer, a Secretary, and may include one or more Vice Presidents, Assistant Treasurers or Assistant Secretaries, and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a Shareholder of the Trust.

SECTION 2. ELECTION, TENURE AND QUALIFICATIONS OF OFFICERS.

The officers of the Trust, except those appointed as provided in Section 9 of this Article, shall be elected by the Trustees. Each officer elected by the Trustees shall hold office until his or her successor shall have been elected and qualified or until his or her earlier resignation or removal. Any person may hold one or more offices of the Trust. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. No officer need be a Trustee.


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SECTION 3. VACANCIES AND NEWLY CREATED OFFICES.

Whenever a vacancy shall occur in any office, regardless of the reason for such vacancy, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees or, in the case of any office created pursuant to Section 9 of this Article, by any officer upon whom such power shall have been conferred by the Trustees.

SECTION 4. REMOVAL AND RESIGNATION.

Any officer may be removed from office at any time, with or without cause, by the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 9 of this Article may be removed, with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees. Any officer may resign from office at any time by delivering, mailing or electronically transmitting a written resignation to the Trustees, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery, or at a later date according to the terms of the instrument, and the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

SECTION 5. PRESIDENT.

The President shall be the chief operating and chief executive officer of the Trust and shall, subject to the direction and control of the Trustees, have general charge of the business affairs, policies and property of the Trust and general supervision over its officers, employees and agents. He or she, or his or her designee, shall preside at all Shareholders' meetings. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series or Class thereof. The President also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust. The President shall exercise such other powers and perform such other duties as the Trustees may from time to time assign to the President.

SECTION 6. VICE PRESIDENT.

The Trustees may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as may from time to time be assigned to them by the Trustees or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the first appointed of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 7. TREASURER AND ASSISTANT TREASURERS.

The Treasurer shall be the principal (chief) financial and accounting officer of the Trust and shall have general charge of the finances and books of the Trust. The Treasurer shall deliver all funds and securities of the Trust to such company as the Trustees shall retain as custodian in accordance with the Declaration of Trust, these By-Laws, and applicable law. The Treasurer shall make annual reports regarding the business and financial condition of the Trust as soon as possible after the close of the Trust's fiscal year. The Treasurer also shall furnish such other reports concerning the business and financial


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condition of the Trust as the Trustees may from time to time require. The
Treasurer shall perform all acts incidental to the office of Treasurer, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may from time to time designate.

Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

SECTION 8. SECRETARY AND ASSISTANT SECRETARIES.

The Secretary shall record all votes and proceedings of the meetings of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving of all notices of the Trust. The Secretary shall have custody of any seal of the Trust. The Secretary shall be responsible for the records of the Trust, including the Share register and such other books and papers as the Trustees may direct and such books, reports, certificates and other documents required by law. All of such records and documents shall, at all reasonable times, be kept open by the Secretary for inspection by any Trustee for any proper Trust purpose. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may from time to time designate.

Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

SECTION 9. SUBORDINATE OFFICERS.

The Trustees may appoint from time to time such other officers and agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees may delegate from time to time to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any officer or agent appointed in accordance with the provisions of this Section 9 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

SECTION 10. COMPENSATION OF OFFICERS.

Each officer may receive such compensation from the Trust for services and reimbursement for expenses as may be fixed from time to time by the Trustees.

SECTION 11. SURETY BOND.

The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the United States Securities and Exchange Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful


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performance of his or her duties to the Trust, including responsibility for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.

                                    ARTICLE 5
                            MEETINGS OF SHAREHOLDERS

SECTION 1. ANNUAL AND REGULAR MEETINGS.

As provided in Article 7, Section 7.2.1 of the Declaration of Trust, there shall be no annual or regular Shareholders' meetings, except as required by law or as hereinafter provided.

SECTION 2. SPECIAL MEETINGS.

Special meetings of Shareholders of the Trust or of any Series or Class shall be called in accordance with Article 7, Section 7.2.2 of the Declaration of Trust.

Special meetings of the Shareholders of the Trust or of any Series or Class shall be called by the President or Secretary of the Trust or the Trustees upon the written request of Shareholders owning at least ten percent (10%) of the outstanding Shares entitled to vote at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders.

If the President or Secretary fails for more than thirty days to call a special meeting, the Trustees or the Shareholders requesting such a meeting may, in the name of the President or Secretary, call the meeting by giving the required notice. If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class need be called and, in such case, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

SECTION 3. NOTICE OF MEETINGS.

Notice shall be provided in accordance with Article 7, Section 7.2.3 of the Declaration of Trust. The written notice of any meeting may be mailed, postage prepaid, or electronically transmitted to each Shareholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the Shareholder at his or her address as it appears on the records of the Trust. If electronically transmitted, notice shall be deemed to be given when sent to the Shareholder at his or her e-mail address or facsimile or telecopy number for other forms of electronic transmission as it appears on the records of the Trust. Notice of any Shareholders' meeting need not be given to any Shareholder if he or she has waived the notice requirement by written instrument executed or by electronic transmission sent, before, at or after such a meeting, and such waiver is filed with the record of such a meeting, or to any Shareholder who is present at such meeting in person or by proxy


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unless the Shareholder is present solely for the purpose of objecting to the call of the meeting. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting which the adjournment is taken and the adjourned meeting is held within a reasonable time after the date set for the original meeting. At the adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

SECTION 4. VALIDITY OF PROXIES.

Subject to the provision of Article 7, Section 7.1.6 of the Declaration of Trust, Shareholders entitled to vote may vote either in person or by proxy, provided that either (1) a written instrument authorizing such proxy to act has been signed and dated by the Shareholder or by his or her duly authorized attorney, or (2) an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act has been transmitted to a party designated to receive such proxies; however if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of the Trust or of any Series, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid if executed or transmitted more than eleven months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders' meeting. At every meeting of the Shareholders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Subject to the provisions of the Declaration of Trust or these By-Laws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and Shareholders were shareholders of a Delaware corporation.

SECTION 5. PLACE OF MEETING.

All special meetings of Shareholders shall be held at the principal place of business of the Trust or at such other place as the Trustees may from time to time designate.

SECTION 6. ACTION WITHOUT A MEETING.

Any action to be taken by the Shareholders may be taken without a meeting in accordance with Article 7, Section 7.6 of the Declaration of Trust.


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                                    ARTICLE 6
                               SHARES IN THE TRUST

SECTION 1. CERTIFICATES.

No certificates certifying the ownership of Shares shall be issued. In lieu of issuing certificates of Shares, the Trustees or the transfer agent or Shareholder servicing agent may either issue receipts or may keep accounts upon the books of the Trust for record holders of such Shares. In either case, the record holders shall be deemed, for all purposes, to be holders of certificates for such Shares as if they accepted such certificates and shall be held to have expressly consented to the terms thereof.

SECTION 2. NON-TRANSFERABILITY OF SHARES.

Shares in the Trust shall not be transferable unless the prospective transferor obtains the prior unanimous consent of the Shareholders to the transfer. The Trust shall be entitled to treat the holder of record of any Share or Shares as the absolute owner for all purposes, and shall not be bound to recognize any legal, equitable or other claim or interest in such Share or Shares on the part of any other person except as otherwise expressly provided by law.

                                    ARTICLE 7
                              CUSTODY OF SECURITIES

SECTION 1. EMPLOYMENT OF A CUSTODIAN.

The Trust may enter into written contracts for the placement and maintenance of all funds, securities and similar investments of the Trust in accordance with
Article 6, Section 6.3 of the Declaration of Trust.

SECTION 2. TERMINATION OF CUSTODIAN AGREEMENT.

Upon termination of the custodian agreement or inability of the custodian to continue to serve, the Trustees shall promptly appoint a successor custodian. If so directed by resolution of the Trustees or by vote of a majority of outstanding Shares of the Trust, the custodian shall deliver and pay over all property of the Trust or any Series held by it as specified in such vote.

SECTION 3. OTHER ARRANGEMENTS.

The Trust may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                    ARTICLE 8
                           FISCAL YEAR AND ACCOUNTANT

SECTION 1. FISCAL YEAR.

The fiscal year of the Trust shall be as determined by the Trustees.


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SECTION 2. ACCOUNTANT.

The Trust shall employ an independent registered public accounting firm as its accountant ("Accountant") to examine the accounts of the Trust and to sign and certify financial statements filed by the Trust. The Accountant's certificates and reports shall be addressed both to the Trustees and to the Shareholders.

                                    ARTICLE 9
                                   AMENDMENTS

SECTION 1. GENERAL.

All By-Laws of the Trust shall be subject to amendment, alteration or repeal, and new By-Laws may be made by the affirmative vote of a majority of either: (1) the outstanding Shares of the Trust entitled to vote at any meeting; or (2) the Trustees then in office at any meeting of the Trustees, or by written consent in lieu thereof. In no event will By-Laws be adopted that are in conflict with the Declaration of Trust, the Delaware Statutory Trust Act, the 1940 Act, or applicable securities laws.

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 1. INSPECTION OF BOOKS.

The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions the accounts and books of the Trust or any Series shall be open to the inspection of Shareholders. No Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

SECTION 2. SEVERABILITY.

The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

SECTION 3. HEADINGS.

Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control.


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